Exhibit 99.1

Charles River Laboratories Announces Fourth-Quarter and Full-Year 2012 Results from Continuing Operations

– Fourth-Quarter Sales of $280.1 Million and Full-Year 2012 Sales of $1.13 Billion –

– Fourth-Quarter GAAP Earnings per Share of $0.47 and Non-GAAP Earnings per Share of $0.64 –

– Full-Year GAAP Earnings per Share of $2.10 and Non-GAAP Earnings per Share of $2.74 –

– Updates 2013 Sales Guidance; Reaffirms 2013 EPS Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--February 13, 2013--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the fourth-quarter and full-year 2012. For the quarter, net sales from continuing operations were $280.1 million, a decrease of 3.7% from $291.0 million in the fourth quarter of 2011. On a segment basis, sales decreased in the Research Models and Services (RMS) segment, but were essentially unchanged in the Preclinical Services (PCS) segment.

The addition of a 53rd week at the end of 2011, which is periodically required to true up to a December 31st fiscal year end, reduced reported sales growth by approximately 4.3% in the fourth quarter of 2012. Foreign currency translation reduced reported fourth-quarter sales by an additional 0.7%. Excluding these two factors, fourth-quarter 2012 adjusted sales growth was 1.3%.

On a GAAP basis, net income from continuing operations for the fourth quarter of 2012 was $22.7 million, or $0.47 per diluted share, compared to $27.1 million, or $0.55 per diluted share, for the fourth quarter of 2011.

On a non-GAAP basis, net income from continuing operations was $31.0 million for the fourth quarter of 2012, a decline of 7.5% from $33.6 million for the same period in 2011. Fourth-quarter diluted earnings per share on a non-GAAP basis were $0.64, a decrease of 7.2% compared to $0.69 per share in the fourth quarter of 2011. Lower operating income was the primary driver of the decline.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Our fourth-quarter operating results were in line with our expectations, concluding a year in which we made significant progress on our goal to position ourselves as the partner of choice for early-stage drug research and development support. We have differentiated ourselves from the competition through our unique focus on early research, building a portfolio of essential products and services which enable our clients to outsource a broad portion of their research and development activities.”

“Our value proposition is resonating with biopharmaceutical companies and academic institutions, who are increasingly choosing to partner with Charles River as evidenced by the market share gains we achieved in 2012 through strategic client relationships. We believe these gains support our 2013 guidance of 4% to 6% sales growth, and non-GAAP earnings per share in a range between $2.80 and $2.90.”

The Company reports results from continuing operations, which excludes results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Fourth-Quarter Segment Results

Research Models and Services (RMS)

Net sales for the RMS segment were $171.8 million in the fourth quarter of 2012, a decrease of 5.8% from $182.4 million in the fourth quarter of 2011. The absence of the 53rd week and foreign currency translation reduced reported sales growth by 4.1% and 1.4%, respectively. Excluding these two factors, the adjusted RMS sales decline was 0.3%. The decrease was driven by lower sales of research models, offset by robust sales for the Endotoxin and Microbial Detection (EMD) business, which included the acquisition of Accugenix.

In the fourth quarter of 2012, the RMS segment’s GAAP operating margin was 25.6% compared to 27.6% for the fourth quarter of 2011. On a non-GAAP basis, the operating margin decreased to 27.3% from 28.8% in the fourth quarter of 2011. The non-GAAP operating margin decline was primarily attributable to lower sales and profitability for small research models, which were affected by constrained client spending prior to the end of the year.

Preclinical Services (PCS)

Fourth-quarter 2012 net sales from continuing operations for the PCS segment were $108.3 million, essentially unchanged from $108.5 million in the fourth quarter of 2011. The absence of the 53rd week reduced reported sales growth by 4.6%, while foreign currency translation benefited reported sales by 0.4%. Excluding these two factors, adjusted PCS sales increased by 4.0%, primarily due to increased sales to strategic relationship clients and mid-tier clients.

In the fourth quarter of 2012, the PCS segment’s GAAP operating margin increased to 8.0% from 3.8% in the fourth quarter of 2011. On a non-GAAP basis, the operating margin decreased to 12.1% from 13.0% in the fourth quarter of 2011. The non-GAAP operating margin decline was primarily attributable to a non-income based tax adjustment that benefited the fourth quarter of 2011.

Stock Repurchase Update

During the fourth quarter of 2012, the Company repurchased approximately 483,000 shares for $18.6 million. As of December 29, 2012, Charles River had $54.8 million remaining on its $750 million stock repurchase authorization.

Full-Year Results

For 2012, net sales from continuing operations decreased by 1.1% to $1.13 billion from $1.14 billion in 2011. The absence of the 53rd week and foreign currency translation reduced reported sales growth by 1.1% and 1.9%, respectively. Excluding these two factors, adjusted sales growth was 1.9%.

On a GAAP basis, net income from continuing operations for 2012 was $102.1 million, or $2.10 per diluted share, compared to $115.5 million, or $2.24 per diluted share, in 2011.

On a non-GAAP basis, net income from continuing operations for 2012 was $132.5 million, or $2.74 per diluted share, compared to $131.3 million, or $2.56 per diluted share, in 2011.

Research Models and Services (RMS)

For 2012, RMS net sales were $695.1 million, a decrease of 1.5% from $705.4 million in 2011. The absence of the 53rd week and foreign currency translation reduced reported sales growth by 1.1% and 2.5%, respectively. Excluding these two factors, adjusted RMS sales growth was 2.1%. On a GAAP basis, the RMS segment operating margin was 29.1% in 2012, compared to 29.2% in 2011. On a non-GAAP basis, the operating margin was 30.7% in 2012, compared to 30.4% in 2011.

Preclinical Services (PCS)

For 2012, PCS net sales were $434.4 million, a decrease of 0.6% from $437.2 million in 2011. The absence of the 53rd week and foreign currency translation reduced reported sales growth by 1.1% each. Excluding these two factors, adjusted PCS sales growth was 1.6%. On a GAAP basis, the PCS segment operating margin was 8.0% in 2012, compared to 5.7% in 2011. On a non-GAAP basis, the operating margin was 11.8% in 2012, compared to 12.6% in 2011.

Items Excluded from Non-GAAP Results

Items excluded from non-GAAP results in the fourth quarter of 2012 and 2011 were as follows:

($ in millions)	4Q12	4Q11
Amortization of intangible assets	$4.6	$5.3
Severance related to cost-savings actions	0.7	4.1
Impairment and other items, net (1)	1.1	(0.4)
Adjustment of contingent consideration related to acquisitions	--	0.5
Operating losses for PCS China, Massachusetts and Arkansas	0.7	(1.8)
Costs associated with evaluation of acquisitions	2.1	0.1
Fees and tax costs associated with corporate subsidiary restructuring	--	0.1
Convertible debt accounting	3.8	3.8

(1) In the fourth quarter of 2012, these items were related primarily to an inventory write-off associated with a dispute concerning large model inventory held at a vendor which the Company believes is non-recoverable.

Items excluded from non-GAAP results in 2012 and 2011 were as follows:

($ in millions)	FY2012	FY2011
Amortization of intangible assets	$18.1	$21.8
Severance related to cost-savings actions	2.6	5.5
Impairment and other items, net (1)	4.0	0.5
Adjustment of contingent consideration related to acquisitions	--	(0.7)
Operating losses for PCS China, Massachusetts and Arkansas	3.7	6.5
Costs associated with evaluation of acquisitions	3.8	0.2
Gain on settlement of life insurance policy	--	(7.7)
Write-off of deferred financing costs related to amended credit agreement	--	1.5
Loss on the sale of auction rate securities	0.7	--
Fees and tax costs associated with corporate subsidiary restructuring	--	1.6
Convertible debt accounting	14.7	14.0
Tax benefit related to disposition of Phase I clinical business	--	(11.1)

(1) In 2012, these items were related primarily to an asset impairment associated with the consolidation of certain RMS Europe operations and an inventory write-off associated with a dispute concerning large model inventory held at a vendor which the Company believes is non-recoverable, partially offset by a gain on the sale of real estate related to RMS Canada. In 2011, these items were related primarily to asset impairments associated with certain RMS and PCS operations; gains related to dispositions of RMS facilities in Michigan and Europe; costs associated with exiting a defined benefit plan in RMS Japan; and costs associated with exiting a corporate leased facility.

2013 Guidance

The Company is updating its forward-looking sales guidance to reflect the impact of foreign exchange, which is now expected to be negligible. The Company is also reaffirming its forward-looking earnings per share guidance based on continuing operations for 2013.

2013 GUIDANCE (from continuing operations)	REVISED	PRIOR
Net sales growth, reported	4.0% – 6.0%	3.5% – 5.5%
Impact of foreign exchange	--	Approx. 0.5%
Net sales growth, constant currency	4.0% - 6.0%	4.0% - 6.0%
GAAP EPS estimate	$2.45 - $2.55	$2.45 - $2.55
Amortization of intangible assets	$0.21	$0.21
Operating losses (1)	$0.04	$0.04
Convertible debt accounting	$0.10	$0.10
Non-GAAP EPS estimate	$2.80 - $2.90	$2.80 - $2.90

(1) These costs relate primarily to the Company’s PCS facility in Massachusetts.

Webcast

Charles River Laboratories has scheduled a live webcast on Thursday, February 14, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions, expenses associated with evaluating acquisitions, charges and operating losses attributable to businesses we plan to close, consolidate or divest, severance costs associated with our cost-savings actions, adjustments to contingent consideration related to businesses we have acquired, the write-off of deferred financing costs related to our credit facility, losses on sales of auction rate securities, taxes associated with the disposition of our Phase I clinical business, the write-down of our large model inventory, the gain on the settlement of a life insurance policy, fees and tax costs associated with corporate subsidiary restructuring, and the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our sales in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Presenting sales on a constant currency basis allows investors to measure our organic sales growth net of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2013 financial performance including sales, earnings per share, and the expected impact of foreign exchange rates; the future demand for drug discovery and development products and services, including our expectations for revenue trends for 2013; the development and performance of our services and products, including the impact this can have on our clients’ drug development models; market and industry conditions including the outsourcing of these services and present spending trends by our customers; the impact of specific actions intended to more accurately align our infrastructure to the current operating environment, and to improve overall operating efficiencies and profitability; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our cost-savings actions on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 27, 2012, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011

Total net sales	$280,140	$290,962	$1,129,530	$1,142,647
Cost of products sold and services provided	189,115	190,394	737,449	740,405
Gross margin	91,025	100,568	392,081	402,242
Selling, general and administrative	51,324	53,579	208,248	206,140
Amortization of intangibles	4,632	5,342	18,068	21,796
Operating income	35,069	41,647	165,765	174,306
Interest income (expense)	(8,180)	(9,674)	(32,753)	(41,233)
Other income (expense)	(684)	681	(3,266)	(411)
Income from continuing operations before income taxes	26,205	32,654	129,746	132,662
Provision (benefit) for income taxes	3,488	5,576	27,628	17,140
Income from continuing operations, net of tax	22,717	27,078	102,118	115,522
Discontinued operations, net of tax	(4,189)	150	(4,252)	(5,545)
Net income	18,528	27,228	97,866	109,977
Noncontrolling interests	(112)	(113)	(571)	(411)
Net income attributable to common shareowners	$18,416	$27,115	$97,295	$109,566

Earnings per common share
Basic:
Continuing operations	$0.48	$0.55	$2.12	$2.26
Discontinued operations	$(0.09)	$-	$(0.09)	$(0.11)
Net	$0.39	$0.56	$2.03	$2.16
Diluted:
Continuing operations	$0.47	$0.55	$2.10	$2.24
Discontinued operations	$(0.09)	$-	$(0.09)	$(0.11)
Net	$0.38	$0.55	$2.01	$2.14

Weighted average number of common shares outstanding
Basic	47,562,614	48,670,624	47,912,135	50,823,063
Diluted	48,257,197	48,907,278	48,406,320	51,318,242

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	December 29, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$109,685	$68,905
Trade receivables, net	203,001	184,810
Inventories	88,470	92,969
Other current assets	83,601	79,052
Current assets of discontinued businesses	495	107
Total current assets	485,252	425,843
Property, plant and equipment, net	717,020	738,030
Goodwill, net	208,609	197,561
Other intangibles, net	84,922	93,437
Deferred tax asset	38,554	44,804
Other assets	48,659	57,659
Long-term assets of discontinued businesses	3,328	986
Total assets	$1,586,344	$1,558,320

Liabilities and Equity
Current liabilities
Current portion of long-term debt & capital leases	$139,384	$14,758
Accounts payable	31,218	34,332
Accrued compensation	46,951	41,602
Deferred revenue	56,422	56,530
Accrued liabilities	45,208	54,377
Other current liabilities	21,262	14,033
Current liabilities of discontinued businesses	1,802	1,165
Total current liabilities	342,247	216,797
Long-term debt & capital leases	527,136	703,187
Other long-term liabilities	104,966	108,451
Long-term liabilities of discontinued businesses	8,795	2,522
Total liabilities	983,144	1,030,957
Non-controlling interests	2,395	1,780
Total equity	600,805	527,363
Total liabilities and equity	$1,586,344	$1,558,320

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Research Models and Services
Net sales	$171,836	$182,414	$695,083	$705,419
Gross margin	65,386	74,667	289,750	297,327
Gross margin as a % of net sales	38.1%	40.9%	41.7%	42.1%
Operating income	43,964	50,352	202,362	206,319
Operating income as a % of net sales	25.6%	27.6%	29.1%	29.2%
Depreciation and amortization	9,844	9,326	37,541	37,240
Capital expenditures	8,964	20,055	36,856	34,257

Preclinical Services
Net sales	$108,304	$108,548	$434,447	$437,228
Gross margin	25,638	25,901	102,331	104,915
Gross margin as a % of net sales	23.7%	23.9%	23.6%	24.0%
Operating income	8,670	4,081	34,628	24,925
Operating income as a % of net sales	8.0%	3.8%	8.0%	5.7%
Depreciation and amortization	10,814	11,656	43,734	47,990
Capital expenditures	4,775	7,416	10,678	14,886

Unallocated Corporate Overhead	$(17,565)	$(12,786)	$(71,225)	$(56,938)

Total
Net sales	$280,140	$290,962	$1,129,530	$1,142,647
Gross margin	91,024	100,568	392,081	402,242
Gross margin as a % of net sales	32.5%	34.6%	34.7%	35.2%
Operating income	35,069	41,647	165,765	174,306
Operating income as a % of net sales	12.5%	14.3%	14.7%	15.3%
Depreciation and amortization	20,658	20,982	81,275	85,230
Capital expenditures	13,739	27,471	47,534	49,143

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Research Models and Services
Net sales	$171,836	$182,414	$695,083	$705,419
Operating income	43,964	50,352	202,362	206,319
Operating income as a % of net sales	25.6%	27.6%	29.1%	29.2%
Add back:
Amortization related to acquisitions	1,870	1,755	6,412	6,747
Severance related to cost-savings actions	138	752	1,072	1,196
Impairment and other items (2)	883	(257)	3,810	312
Operating income, excluding specified charges (Non-GAAP)	$46,855	$52,602	$213,656	$214,574
Non-GAAP operating income as a % of net sales	27.3%	28.8%	30.7%	30.4%

Preclinical Services
Net sales	$108,304	$108,548	$434,447	$437,228
Operating income	8,670	4,081	34,628	24,925
Operating income as a % of net sales	8.0%	3.8%	8.0%	5.7%
Add back:
Amortization related to acquisitions	2,763	3,586	11,655	15,048
Severance related to cost-savings actions	560	3,393	1,508	4,372
Adjustment of acquisition-related contingent consideration and related items	-	4,879	-	4,879
Impairment and other items (2)	199	425	(34)	425
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	941	(2,297)	3,641	5,580
Operating income, excluding specified charges (Non-GAAP)	$13,133	$14,067	$51,398	$55,229
Non-GAAP operating income as a % of net sales	12.1%	13.0%	11.8%	12.6%

Unallocated Corporate Overhead	$(17,565)	$(12,786)	$(71,225)	$(56,938)
Add back:
Severance related to cost-savings actions	-	-	-	(106)
Impairment and other items (2)	-	(532)	-	(264)
Adjustment of acquisition-related contingent consideration and related items	-	(4,394)	-	(5,600)
Costs related to PCS China	-	485	-	891
Costs associated with the evaluation of acquisitions	2,140	65	3,774	215
Gain on settlement of life insurance policy	-	-	-	(7,710)
Costs associated with corporate legal entity restructuring	-	145	-	930
Convertible debt accounting (3)	53	53	213	213
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(15,372)	$(16,964)	$(67,238)	$(68,369)

Total
Net sales	$280,140	$290,962	$1,129,530	$1,142,647
Operating income	35,069	41,647	165,765	174,306
Operating income as a % of net sales	12.5%	14.3%	14.7%	15.3%
Add back:
Amortization related to acquisitions	4,633	5,341	18,067	21,795
Severance related to cost-savings actions	698	4,145	2,580	5,462
Adjustment of acquisition-related contingent consideration and related items	-	485	-	(721)
Impairment and other items (2)	1,082	(364)	3,776	473
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	941	(1,812)	3,641	6,471
Costs associated with the evaluation of acquisitions	2,140	65	3,774	215
Gain on settlement of life insurance policy	-	-	-	(7,710)
Costs associated with corporate legal entity restructuring	-	145	-	930
Convertible debt accounting (3)	53	53	213	213
Operating income, excluding specified charges (Non-GAAP)	$44,616	$49,705	$197,816	$201,434
Non-GAAP operating income as a % of net sales	15.9%	17.1%	17.5%	17.6%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The twelve months ended December 29, 2012 include: (i) the impairment of long-lived assets for certain RMS Europe facilities; (ii) the gain on the sale of land for an RMS facility; and (iii) an inventory write-off associated with a dispute concerning large model inventory held at a vendor which the Company believes is non-recoverable. The twelve months ended December 31, 2011 include: (i) asset impairments associated with certain RMS and PCS operations; (ii) gains on the disposition of RMS facilities in Michigan and Europe; (iii) costs associated with exiting a defined benefit plan in RMS Japan; and (iv) costs associated with vacating a corporate leased facility.

(3)	Includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased depreciation expense.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011

Net income attributable to common shareholders	$18,416	$27,115	$97,295	$109,566
Less: Discontinued operations	4,189	(150)	4,252	5,545
Net income from continuing operations	22,605	26,965	101,547	115,111
Add back:
Amortization related to acquisitions	4,633	5,341	18,067	21,795
Severance related to cost-savings actions	698	4,145	2,580	5,462
Impairment and other items (2)	1,075	(364)	3,963	473
Adjustment of acquisition-related contingent consideration and related items	-	485	-	(721)
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	694	(1,812)	3,738	6,471
Costs associated with the evaluation of acquisitions	2,140	65	3,774	215
Gain on settlement of life insurance policy	-	-	-	(7,710)
Writeoff of deferred financing costs related to debt extinguishment	-	-	-	1,450
Loss on sale of Auction Rate Securities	-	-	712	-
Costs and taxes associated with corporate legal entity restructuring	-	145	-	1,637
Convertible debt accounting, net (3)	3,813	3,762	14,741	13,978
Tax benefit from disposition of Phase 1 clinical business	-	-	-	(11,111)
Tax effect	(4,618)	(5,162)	(16,604)	(15,710)
Net income, excluding specified charges (Non-GAAP)	$31,040	$33,570	$132,518	$131,340

Weighted average shares outstanding - Basic	47,562,614	48,670,624	47,912,135	50,823,063
Effect of dilutive securities:
Stock options and contingently issued restricted stock	694,583	236,654	494,185	495,179
Weighted average shares outstanding - Diluted	48,257,197	48,907,278	48,406,320	51,318,242

Basic earnings per share	$0.39	$0.56	$2.03	$2.16
Diluted earnings per share	$0.38	$0.55	$2.01	$2.14

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.65	$0.69	$2.77	$2.58
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.64	$0.69	$2.74	$2.56

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The twelve months ended December 29, 2012 include: (i) the impairment of long-lived assets for certain RMS Europe facilities; (ii) the gain on the sale of land for an RMS facility; and (iii) an inventory write-off associated with a dispute concerning large model inventory held at a vendor which the Company believes is non-recoverable. The twelve months ended December 31, 2011 include: (i) asset impairments associated with certain RMS and PCS operations; (ii) gains on the disposition of RMS facilities in Michigan and Europe; (iii) costs associated with exiting a defined benefit plan in RMS Japan; and (iv) costs associated with vacating a corporate leased facility.

(3)	The three and twelve months ended December 29, 2012 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,760 and $14,528 and depreciation expense by $53 and $213, respectively. The three and twelve months ended December 31, 2011 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,709 and $13,765 and depreciation expense by $53 and $213, respectively.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF NET SALES GROWTH (YEAR-OVER-YEAR) EXCLUDING THE IMPACT OF FOREIGN EXCHANGE (FX)
For the Three and Twelve Months Ended December 29, 2012

For the three months ended December 29, 2012:	Total CRL	RMS Segment	PCS Segment

Net sales growth, reported	(3.7%)	(5.8%)	(0.2%)
Impact of foreign exchange	(0.7%)	(1.4%)	0.4%
Net sales growth, constant currency	(3.0%)	(4.4%)	(0.6%)

Impact of 53rd week	(4.3%)	(4.1%)	(4.6%)
Net sales growth, excluding FX and 53rd week	1.3%	(0.3%)	4.0%

For the twelve months ended December 29, 2012:	Total CRL	RMS Segment	PCS Segment

Net sales growth, reported	(1.1%)	(1.5%)	(0.6%)
Impact of foreign exchange	(1.9%)	(2.5%)	(1.1%)
Net sales growth, constant currency	0.8%	1.0%	0.5%

Impact of 53rd week	(1.1%)	(1.1%)	(1.1%)
Net sales growth, excluding FX and 53rd week	1.9%	2.1%	1.6%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Director, Public Relations
amy.cianciaruso@crl.com